Exhibit 99.1

Molina Healthcare, Inc. Announces Private Exchange of Convertible Senior Notes Due 2014 for a Combination of Convertible Senior Notes Due 2044 and Shares of Common Stock

LONG BEACH, Calif.--(BUSINESS WIRE)--August 11, 2014--Molina Healthcare, Inc. (NYSE:MOH) (the “Company”) announced today that it has entered into separate, privately-negotiated, exchange agreements with five holders of the Company’s outstanding 3.75% Convertible Senior Notes due 2014 (“Existing Notes”). Pursuant to the terms of these exchange agreements, the Company will exchange $68.872 million aggregate principal amount of Existing Notes (which represents approximately 37% of the outstanding Existing Notes) for $68.872 million aggregate principal amount of new 1.625% Convertible Senior Notes due 2044 (“2044 Notes”), a certain number of shares of the Company’s common stock (with such number rounded down to the nearest whole share for each holder and determined based on the arithmetic average of the daily volume weighted average prices of the Company’s common stock as published on Bloomberg page “MOH <equity> AQR” over a 10 trading day period beginning on August 19, 2014 (such period, the “Averaging Period,” and such number of shares of the Company’s common stock, the “Exchange Shares”)) and an amount of cash equal to the accrued and unpaid interest on the exchanged Existing Notes up to, but excluding the settlement date, plus the amount of interest that would have been payable on such Existing Notes had such Existing Notes remained outstanding until October 1, 2014. Upon completion of this exchange, $118.128 million aggregate principal amount of Existing Notes will remain outstanding and will be due and payable in full by the Company on October 1, 2014. The Company will not receive any proceeds from the issuance of the 2044 Notes and the Exchange Shares.

The 2044 Notes will mature on August 15, 2044 and will bear interest at a rate of 1.625% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2015. In addition, beginning with the semiannual interest period commencing immediately following the interest payment date on August 15, 2018, contingent interest will accrue on the 2044 Notes during any semiannual interest period in which certain conditions are satisfied. Furthermore, additional interest of 0.25% per year will be payable on the 2044 Notes for any semiannual interest period for which the principal amount of 2044 Notes outstanding is less than $100 million.

Holders of 2044 Notes may convert their 2044 Notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2044 only under certain limited circumstances. On or after February 15, 2044 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their 2044 Notes at any time, regardless of the circumstances. Upon conversion, the Company will pay cash and, if applicable, deliver shares of the Company’s common stock to the converting holder in an amount per $1,000 principal amount of 2044 Notes equal to the settlement amount (as defined in the related indenture).

The initial conversion rate will be based on a conversion premium of approximately 30% above the arithmetic average of the daily volume weighted average prices of the Company’s common stock as published on Bloomberg page “MOH <equity> AQR” over the Averaging Period. In connection with the exchange, the holders who are hedging their Existing Notes may decide to adjust their hedge positions by purchasing shares of the Company’s common stock or entering into synthetic long positions on the Company’s common stock. These activities could have the effect of increasing, or limiting a decline in, the market price of the Company’s common stock during the Averaging Period.

The Company may not redeem the 2044 Notes prior to August 19, 2018. On or after August 19, 2018, the Company may redeem for cash all or part of the 2044 Notes, except for the 2044 Notes that the Company is required to repurchase in connection with a fundamental change (as defined in the related indenture) or on any specified repurchase date (as defined in the indenture). The redemption price for the 2044 Notes will equal 100% of the principal amount of the 2044 Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Company undergoes a fundamental change (as defined in the indenture), holders of 2044 Notes may require the Company to repurchase for cash all or part of their 2044 Notes at a repurchase price equal to 100% of the principal amount of the 2044 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, holders of 2044 Notes may require the Company to repurchase some or all of the 2044 Notes for cash on August 19, 2018, August 19, 2024, August 19, 2029, August 19, 2034 and August 19, 2039, in each case, at a specified date repurchase price equal to 100% of the principal amount of the 2044 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the specified repurchase date.

The Company currently expects the settlement of the transactions contemplated by the above-referenced exchange agreements to occur on or around September 5, 2014, subject to the satisfaction of customary closing conditions.

The 2044 Notes, any shares of common stock issuable upon conversion of the 2044 Notes and the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. The Company does not intend to file a shelf registration statement for resale of the 2044 Notes, the shares of common stock, if any, issuable upon conversion thereof or the Exchange Shares. Accordingly, we are offering the 2044 Notes and the Exchange Shares only to persons who are both accredited investors (within the meaning of Rule 501 promulgated under the Securities Act) and qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration under the Securities Act. This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation, Molina currently serves approximately 2.3 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at www.molinahealthcare.com.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, whether or not the Company will consummate the issuance of the 2044 Notes and the Exchange Shares pursuant to the exchange agreements and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company's reports with the SEC, including, without limitation, those detailed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACT:
Molina Healthcare, Inc.
Juan José Orellana, 562-435-3666
Investor Relations